March 7, 2014

Carbon Development, Inc.
Attn: Mr. Christopher Abi
2158 45th Street, #611
Highland, IN 46322 USA

Re: Carbon Development Inc., Lender Attention Mr. G. Deroos

Gentlemen:

I, Marli Mantovani Garrigos, passport FE735995 and my loyer Lindaselva Luiza Ferreira passport FH568869 signed a joint venture agreement with Carbon Development, Inc. In this regard, I delivered the original LTN Note Brazilian Bonds to Carbon Development Inc, to be used as collateral for loan(s). Those bonds are now in the exclusive control, direction, and order of Carbon Development Inc. In the joint venture, I irrevocably granted Carbon Development Inc., the right to assign, transfer, grant, and pledge the LTN Note Brazilian Bonds as collateral to lender(s) for loans that Carbon Development Inc., will arrange with a lender(s). In this regard, the lender will have a first priority lien, perfected security interest in the LTN Note Brazilian Bonds that will include all underlying instruments and certificates representing the LTN Note Brazilian Bonds as provided in all applicable law(s), the proceeds thereof, the distributions thereof, the profits thereof, and the rights and privileges.

Carbon Development Inc. will arrange a SWIFT MT542 from a bank to include that bank(s) correspondent to electronically transfer the LTN Note Brazilian Bonds to lender's order.

Please contact Carbon Development Inc, Christopher Abi for details, timing, and applicable fees.

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Marli Mantovani Garrigos/passport FE735995

___________________________.

Legal Counst Linda Luiza Ferreira /passportFH568869